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SCHEDULE 14A

Information Required in Proxy Statement
REG. 240.14a-101

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant        ☒        Filed by a party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12
IMPAC MORTGAGE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):
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IMPAC MORTGAGE HOLDINGS, INC.
19500 Jamboree Road
IRVINE, CALIFORNIA 92612

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held July 21, 2009
9:00 A.M. (Pacific Daylight Time)

To Our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of IMPAC MORTGAGE HOLDINGS, INC. ("IMH," "we," "our," "us," or the "Company"), a Maryland corporation, to be held at 19500 Jamboree Road, Irvine, California 92612 on July 21, 2009, at 9:00 a.m. (Pacific Daylight Time).

The annual meeting of stockholders is being held for the following purposes:

  1.
  To elect a Board of Directors to serve for the ensuing year; and

  2.
  To transact other business as may properly come before the meeting or any adjournments or postponements thereof.

Only holders of our common stock of record at the close of business on April 27, 2009 will be entitled to vote and participate at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on July 21, 2009. The 2009 Proxy Statement and the Annual Report to Stockholders for the year ended December 31, 2008 are also available at http://www.vfnotice.com/impaccompanies.

The Company's Annual Report to Stockholders for the year ended December 31, 2008 is enclosed with this notice. The following proxy statement and enclosed proxy card is being sent to each stockholder as of the Record Date. You are cordially invited to attend the meeting. However, if you do not expect to attend or if you plan to attend but desire the proxy holders to vote your shares, please date and sign your proxy card and return it in the enclosed postage paid envelope. Please return the proxy promptly to avoid the expense of additional proxy solicitation. You may also instruct the voting of your shares over the Internet or by telephone by following the instructions on your proxy card. Voting by written proxy, over the Internet, or by telephone will not affect your right to vote in person in the event you find it convenient to attend.

Dated: April 30, 2009

By order of the Board of Directors

Ronald M. Morrison, Secretary

MPAC MORTGAGE HOLDINGS, INC.
19500 Jamboree Road, Irvine, CA. 92612
949-475-3722

PROXY STATEMENT

FOR ANNUAL STOCKHOLDERS MEETING TO BE HELD
July 21, 2009, AT 9:00 A.M. (PACIFIC DAYLIGHT TIME)

This proxy statement is delivered to you by Impac Mortgage Holdings, Inc., a Maryland corporation, in connection with the annual meeting of stockholders to be held on July 21, 2009 at 9:00 a.m. (Pacific Daylight Time) at 19500 Jamboree Road, Irvine, California 92612 (the "Meeting"). We are sending this proxy statement and the enclosed proxy to our stockholders commencing on or about May 18, 2009.

Impac Mortgage Holdings, Inc. (the "Company") consists of its subsidiaries, IMH Assets Corp. ("IMH Assets"), Impac Warehouse Lending Group, Inc. ("IWLG"), and Impac Funding Corporation ("IFC"), together with its wholly-owned subsidiaries Impac Secured Assets Corp. ("ISAC") and Impac Commercial Capital Corporation ("ICCC"). Our common stock is currently quoted on the pink sheets under the symbol "IMPM." However, for purposes of this proxy statement and pursuant to rules of the Securities and Exchange Commission, we have applied the rules and definitions of the listing standards of the New York Stock Exchange ("NYSE") for certain disclosure purposes. All share and option amounts and other per share information in this proxy statement has been adjusted to reflect the one-for-ten reverse stock split of the Company's outstanding shares of common stock effected in December 2008.

Solicitation of Proxies

Our Board of Directors is soliciting the enclosed proxy. We will bear the cost of this solicitation of proxies. Solicitations will be made by mail. We may, in a limited number of instances, solicit proxies personally or by telephone. We will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our common stock.

Annual Report

Our annual report to stockholders for the year ended December 31, 2008 will be concurrently provided to each stockholder at the time we send this proxy statement and the enclosed proxy and is not to be considered a part of the proxy-soliciting material.

Voting Requirements & Procedures

Your vote is important. If you hold your shares as a record holder, your shares can be voted at the annual meeting only if you are present in person at the meeting or your shares are represented by proxy. Even if you plan to attend the Meeting, we urge you to vote by proxy in advance. You may authorize another person as proxy to vote your shares by using one of the following three methods: (1) you may vote by mail, by marking your proxy card, and then date, sign and return it in the postage-paid envelope provided; (2) you may direct your vote electronically by accessing the website located at www.voteproxy.com and following the on-screen instructions; or (3) you may vote by calling the toll-free number listed on your proxy card. Please have your proxy card in hand when going online or calling. If you instruct the voting of your shares electronically or telephonically, you do not need to return your proxy card.

If you hold your shares beneficially in street name through a nominee (such as a bank or stock broker), you may be able to vote by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares. If you are a stockholder who owns shares through a broker and attends the Meeting intending to vote at the Meeting, you should bring a letter from your broker identifying you as the beneficial owner of the shares and acknowledging that you will vote your shares.

Quorum; Voting Rights

Holders of our common stock of record at the close of business on April 27, 2009 (the "Record Date") will be entitled to vote at the Meeting. There were 7,618,146 shares of common stock, $0.01 par value per share, outstanding at that date. Each share of our common stock is entitled to one vote and the presence, in person or by proxy, of holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum for the Meeting.

Counting of Votes

If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Meeting in accordance with the directions given. If you sign and return your proxy card without giving specific voting instructions, your shares will be voted FOR the nominees to our board of directors. Representatives of our transfer agent will assist us in the tabulation of the votes.

Votes Required

The affirmative vote of a plurality of all of the votes cast at the Meeting (i.e. the six director-nominees who receive the greatest number of votes) at which a quorum is present is necessary for the election of a director. You may vote in favor of all nominees, withhold your vote as to all nominees or withhold your vote as to specific nominees. Ratification of the appointment of our independent registered public accounting firm will require the affirmative vote of the holders of a majority of the votes cast at the Meeting.

Effect of Abstentions and Broker Non-Votes

An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. Abstentions will not be counted as votes cast and will have no effect on the outcome of the vote on the election of directors.

A broker non-vote occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. None of the proposals are subject to broker non-votes.

Revocability of Proxy

Any proxy given may be revoked at any time prior to its exercise by notifying the Secretary of Impac Mortgage Holdings, Inc. in writing of such revocation, by duly executing and delivering another proxy bearing a later date (including an Internet or telephone vote), or by attending and voting in person at the Meeting.

Interest of Executive Officers and Directors

None of the Company's executive officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting, except, with respect to each director, to the extent that a director is named as a nominee for election to the Board of Directors.

Householding

"Householding" is a program, approved by the Securities and Exchange Commission (the "SEC"), which allows companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy materials to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be "householding" materials to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, "householding" will not apply to your shares.

Postponement or Adjournment of Meeting

If a quorum is not present or represented, our bylaws permit the stockholders entitled to vote at the Meeting, present in person or represented by proxy, to adjourn the Meeting from time to time to a date not more than 120 days after the original record date without notice other than the announcement at the Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our directors are elected annually to serve until the next annual meeting of stockholders and thereafter until their successors are elected and qualify. Accordingly, a board of six directors is to be elected at the Meeting, all of whom have been recommended for nomination by the members of the Corporate Governance and Nomination Committee of the Board. Our charter and bylaws currently provide for a variable number of directors with a range of between one and fifteen members. The size of our Board of Directors is set at six. No proxy may vote for more than six nominees for director.

Unless otherwise directed by stockholders within the limits set forth in the bylaws, the proxy holders will vote all shares represented by proxies held by them for the election of the maximum number of the following nominees, all of whom are now members of and constitute our Board of Directors. We have been advised that all of the nominees have indicated their availability and willingness to serve if elected. In the event that any nominee becomes unavailable or unable to serve as a director, prior to the voting, the proxy holders will refrain from voting for the unavailable nominee or will vote for a substitute nominee in the exercise of their best judgment.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.

Information Concerning Director Nominees

NAME	AGE	POSITION
Joseph R. Tomkinson	61	Chairman of the Board, Chief Executive Officer and Director
William S. Ashmore	60	President and Director
James Walsh	59	Director
Frank P. Filipps	61	Director
Stephan R. Peers	56	Director
Leigh J. Abrams	66	Director

Joseph R. Tomkinson has been Chairman of the Board since April 1998 and Chief Executive Officer and a Director of the Company since its formation in August 1995. Mr. Tomkinson was also an officer and director of a real estate investment trust investing in commercial mortgage assets and a specialty finance company until its sale. Mr. Tomkinson brings over 28 years of combined experience in real estate, real estate financing and mortgage banking.

William S. Ashmore has been President of the Company since August 1995 and a Director since July 1997. Mr. Ashmore also served as the Chief Operating Officer from August 1995 to May 2006. Mr. Ashmore has over 30 years of combined experience in real estate, asset liability management, risk management, and mortgage banking. Mr. Ashmore received a B.S. degree in Psychology from the University of California at Los Angeles in 1971 and a Master's degree in Social Psychology from California State University at Northridge in 1974.

James Walsh has been a Director of IMH since August 1995. Since January 2000, he has been Managing Director of Sherwood Trading and Consulting Corporation.

Frank P. Filipps has been a Director of IMH since August 1995. From April 2005 to July 2008, Mr. Filipps was Chairman and Chief Executive Officer of Clayton Holdings, Inc., a mortgage services company. From June 1999 to April 2005, Mr. Filipps was Chairman and Chief Executive Officer of Radian Group, Inc. (NYSE: RDN) and its principal subsidiary, Radian Guaranty, Inc., which were formed through a merger of Amerin and Commonwealth Mortgage Assurance Company. Mr. Filipps has been a director and a member of the compensation committee of the Board of Directors of Primus Guaranty, Ltd. (NYSE: PRS), a holding company primarily engaged in selling credit protection against investment grade credit obligations of corporate and sovereign entities, since September 2004. Mr. Flipps received a B.S. in Economics in 1969 from Rutgers University and a Master's degree in Corporate Finance and International Business in 1972 from New York University.

Stephan R. Peers has been a Director of IMH since October 1995. Since January 2005, Mr. Peers has been an independent financial advisor. From September 2001 to January 2005, Mr. Peers was a Managing Director of Sandler O'Neill & Partners, LP practicing corporate finance covering financial institutions. Mr. Peers has a B.S. in Engineering from Manhattan College in 1974, a M.S. in Engineering from Stanford University in 1975 and an MBA from Stanford University in 1979.

Leigh J. Abrams has been a Director of IMH since April 2001 and lead independent director since June 2005. Mr. Abrams became chairman of the board of Drew Industries Incorporated (NYSE: DW), which manufactures a wide variety of components for recreational vehicles and manufactured homes, in

January 2009. Prior to that, since August 1979, Mr. Abrams previously served as the President and Chief Executive Officer, from which he resigned in May 2008 and December 2008, respectivly. Mr. Abrams has served as a director of Drew Industries since August 1979. Mr. Abrams, a CPA, has over 35 years of experience in corporate finance, mergers and acquisitions, and operations. Mr. Abrams received a BBA in Accounting from Brauch College in 1964.

Executive Officers

The following table provides certain information regarding the executive officers of IMH, but who do not serve as directors of IMH:

NAME	AGE	POSITION
Todd R. Taylor	44	Executive Vice President and Chief Financial Officer
Ronald M. Morrison	58	General Counsel, Executive Vice President and Secretary

Todd R. Taylor served as the Chief Accounting Officer of the Company from October 2007 until February 2008 when he was appointed to the position of Interim Chief Financial Officer. He was then appointed Chief Financial Officer and Executive Vice President in November 2008. Mr. Taylor joined IMH in October 2004 as the Senior Vice President, Controller and served in this position until he was promoted to Senior Vice President and Director of Accounting in June 2006. Mr. Taylor served as the Senior Vice President and Director of Accounting until October 2007 when he was promoted to Chief Accounting Officer. Prior to joining IMH, Mr. Taylor served as the Chief Financial Officer and Secretary for Primal Solutions, Inc. from August 2003 until October 2004. Mr. Taylor earned his B.A. degree in Business from California State University at Fullerton, and is a certified public accountant.

Ronald M. Morrison became General Counsel in July 1998 and was promoted to Executive Vice President in August 2001. In July 1998 he was also elected Secretary of IMH and in August 1998 he was elected Secretary of our mortgage operations and our warehouse lending operations.

Family Relationships

There are no family relationships between any of the directors or executive officers of IMH.

Corporate Governance and Board Matters

Vacancies

All directors are elected at each annual meeting of stockholders for a term of one year and hold office until their successors are elected and qualify. Any vacancy on the Board of Directors for any cause, other than an increase in the number of directors, may be filled by a majority vote of the remaining directors, unless such majority is less than a quorum. Replacements for vacancies occurring among the unaffiliated directors will be elected by a majority vote of the remaining directors, including a majority of the unaffiliated directors. Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire Board of Directors.

Board Member Independence

While we are not a listed company on the NYSE, for purposes of this proxy statement and pursuant to rules of the Securities and Exchange Commission, we have applied the listing standards of the NYSE in determining the "independence" of the members of our Board of Directors. Based the listing standards of the NYSE and after reviewing the relationships with members of our Board, our Board of Directors has determined, with the assistance of the Corporate Governance and Nomination Committee that, with the exception of Mr. Tomkinson, our CEO, and Mr. Ashmore, our President, the members of the Board of Directors qualify as independent. The Governance and Nomination Committee reviews with the Board at least annually the qualifications of new and existing Board members, considering the level of independence of individual members, together with such other factors as the Board may deem appropriate, including overall skills and experience. The Governance and Nomination Committee also evaluates the composition of the Board as a whole and each of its committees to ensure the Company's on-going compliance with the independence standards of the NYSE.

In reviewing the independence of its Board members, the Board of Directors reviewed relationships with Messers. Filipps and Peers. From April 2005 to July 2008, Mr. Filipps was Chairman and Chief Executive Officer of Clayton Holdings, Inc., a mortgage services company. A subsidiary of Clayton provided loan due diligence services to IFC by analyzing a pool of loans that the Company was considering purchasing, and verified that the loans met the Company's internal mortgage underwriting standards. Clayton's subsidiary also confirmed that the information contained in the loan files was accurate and complete. Neither Clayton nor its subsidiary provided compliance or other consulting services for the Company. The Company engaged Clayton's subsidiaries prior to the commencement of Mr. Filipps' employment with Clayton and did not pay Mr. Filipps directly for any of these services. While the Company did not pay any fees to Clayton in 2008 or 2007, the Company paid $29 thousand in 2006 for the loan verification services, which amount did not exceed the 2% of the gross revenues of Clayton. Mr. Filipps was not paid a bonus and did not receive any other compensation from Clayton or its subsidiary as a result of the Company's dealings with Clayton or its subsidiaries. Mr. Filipps was not involved with the day-to-day business dealings between the Company and Clayton, and there did not appear to be any direct benefit to Mr. Filipps arising from this relationship.

The Board of Directors also reviewed and analyzed Stephan Peers' status as an independent director. In the fourth quarter of 2008, Mr. Peers was appointed to a special committee of the Board of Directors, which committee has focused on strategic goals of the Company and has required a large amount of time from Mr. Peers. The Board of Directors, however, believes that that Mr. Peers' service on the special committee has not jeopardized his status as an independent director as he is continuing to serve in the capacity as a director. Based on the above facts and circumstances, the Board of Directors has determined that Mr. Filipps and Peers continue to qualify as independent directors applying the standards of the NYSE.

None of the other non-employee directors currently have any material relationship with the Company, its parents or its subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company, its parents or its subsidiaries).

Attendance at Board and Committee Meetings

Our Board of Directors met seventeen times during 2008. Each director attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and a majority of the total number of meetings held by those committees of the Board of Directors on which such director served.

We encourage all directors to attend the annual meeting of stockholders. In 2008, three of our directors attended the annual meeting of stockholders.

Committees and Corporate Governance

The current standing committees of our Board of Directors are the Audit Committee, the Compensation Committee, and the Corporate Governance and Nomination Committee. Each of these committees has a written charter approved by our Board of Directors. The members of the committees and a description of the principal responsibilities of each committee are described below.

Our Board of Directors has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines include items such as criteria for director qualifications, director responsibilities, committees of the board, director access to officers and employees, director compensation, orientation and continuing education, evaluation of the CEO, annual performance evaluation and management succession. The Board of Directors has chosen not to impose term limits with regard to service on the board in the belief that continuity of service and the past contributions of the board members who have developed an in-depth understanding of the Company and its business over time bring a seasoned approach to IMH's governance. Each director is to act on a good faith basis and informed business judgment in a manner such director reasonably believes to be in the best interest of the Company.

A copy of each committee charter and our Corporate Governance Guidelines can be found on our website at www.impaccompanies.com by clicking "Stockholder Relations" and then "Corporate Governance," and is available in print upon request to the Secretary of Impac Mortgage Holdings, Inc., 19500 Jamboree Road, Irvine, California 92612.

The Audit Committee

The Audit Committee of the Board of Directors consists of three directors, all of whom are independent pursuant to the Director Independence Standards of the NYSE and other SEC rules and regulations applicable to audit committees. The following directors are currently members of the Audit Committee: Frank P. Filipps, who serves as the chairman, Leigh J. Abrams, and Stephan R. Peers. The Board of Directors has determined that Frank P. Filipps qualifies as an audit committee financial expert, as such term is defined by Item 407(d)(5)(ii) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). During 2008, the Audit Committee met twelve times.

The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibility relating to: (i) the integrity of the Company's financial statements and financial reporting process and its system of internal accounting and financial controls, (ii) the performance of the internal audit function, (iii) the performance of the independent auditors, which would include an evaluation of the independent auditor's qualifications and independence, (iv) the Company's compliance with legal and regulatory requirements, including disclosure controls and procedures, and (v) the preparation of an Audit Committee report to be included in the Company's annual proxy statement.

The Compensation Committee

The Compensation Committee is responsible for (1) recommending to our Board of Directors the cash and non-cash compensation of our executive officers as defined in the rules promulgated under Section 16 of the Exchange Act, (2) evaluating the performance of our executive officers, (3) recommending to our Board of Directors the cash and non-cash compensation policies for our non-employee directors, (4) making recommendations to our Board of Directors with respect to incentive compensation and equity-based plans that are subject to Board approval, (5) recommending to the Board of Directors on whether the compensation discussion and analysis should be included in the proxy or Form 10-K, and (6) assisting our Board of Directors in evaluating potential candidates for executive officer positions with the Company. The Compensation Committee met ten times during 2008. During 2008, the Compensation Committee consisted of James Walsh (Chairman), Leigh J. Abrams and Stephan R. Peers.

The Corporate Governance and Nomination Committee

The Corporate Governance and Nomination Committee assists the Board of Directors in (1) identifying qualified individuals to become members of the Board of Directors, (2) determining the composition of the Board of Directors and its committees, (3) selecting the director nominees for the next annual meeting of stockholders, (4) monitoring a process to assess board, committee and management effectiveness, (5) aiding and monitoring management succession planning and (6) developing, implementing and monitoring policies and processes related to our corporate governance. During 2008, the Corporate Governance and Nomination Committee consisted of Stephan R. Peers (Chairman) and James Walsh. The committee met one time during 2008.

The Director Nomination Process.    The Corporate Governance and Nomination Committee has the authority to lead the search for individuals qualified to become members of the Company's Board of Directors and to select or recommend to the Board of Directors director nominees to be presented for stockholder approval. The committee will select individuals who have high personal and professional integrity, have demonstrated ability and sound judgment and were or are effective, in conjunction with other director nominees, in collectively serving the long-term interests of our stockholders. The committee may use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The committee may meet to discuss and consider candidates' qualifications and then choose a candidate by majority vote.

Submission for Proxy Materials.    The Corporate Governance and Nomination Committee will consider nominees recommended in good faith by our stockholders as long as these nominees for the appointment to the Board of Directors meet the requirements set forth in our Corporate Governance Guidelines as follows: the Board of Directors will consist of a majority of directors who (1) qualify as "independent" directors within the meaning of the listing standards of the NYSE, as the same may be amended from time to time; (2) meet the applicable requirements to be "unaffiliated" as defined in the Company's Bylaws, as may be amended from time to time; and (3) are affirmatively determined by the Board to have no material relationship with the Company, its parents or its subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company, its parents or its subsidiaries). Possible candidates who have been suggested by stockholders are evaluated by the Corporate Governance and Nomination Committee in the same manner as are other possible candidates. Stockholders are hereby notified that if they wish their director-nominee(s) to be included in our proxy statement and form of proxy relating to the 2010 annual meeting of stockholders, they must submit, in writing, the candidate's name, credentials, contact information, along with the other information set forth below, and his or her written consent to be considered as a candidate, to our Secretary no later than January 18, 2010. If the date of next year's annual meeting is changed by more than 30 days from the date of this year's meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. Director nominations must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Exchange Act, in order to be included in our proxy materials.

Submission for Consideration at Annual Meeting.    Stockholders who wish to submit a director-nominee for consideration at the next annual meeting, but who do not wish to submit the nominee for inclusion in our proxy statement, must, in accordance with our Bylaws, deliver the information no earlier than the 90th day prior to the first anniversary of this annual meeting, nor later than the 60th day prior to the first anniversary of this annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year's annual meeting, then notice must be delivered not earlier than the 90th day prior to such annual meeting and no later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. If the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by us at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's nomination will be deemed timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our Secretary not later than the close of business on the tenth day following the day on which public announcement is first made by us. Public announcement means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document that we publicly file with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

The proposing stockholder must provide (1) as to each person whom the stockholder proposes to nominate for election or reelection as a director (a) all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act and (b) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (2) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (a) the name and address of such stockholder, as it appears on our books, and of such beneficial owner and (b) the number of shares of each class of our stock that are owned beneficially and of record by such stockholder and such beneficial owner.

Code of Business Conduct and Ethics.

We have adopted a Code of Business Conduct and Ethics. This code of ethics applies to our directors, executive officers and employees. This code of ethics is publicly available in the corporate governance section of the stockholder relations page of our website located at www.impaccompanies.com and in print upon request to the Secretary at Impac Mortgage Holdings, Inc., 19500 Jamboree Road, Irvine, California, 92612. If we make amendments to the code of ethics or grant any waiver that the SEC requires us to disclose, we will disclose the nature of such amendment or waiver on our website.

Stockholder Communication with Our Board of Directors.

Stockholders who wish to contact any of our directors either individually or as a group may do so by writing them c/o Ronald M. Morrison, Secretary, Impac Mortgage Holdings, Inc., 19500 Jamboree Road, Irvine, California 92612, by telephone at (949) 475-3942 or by email to rmorrison@impaccompanies.com specifying whether the communication is directed to the entire board or to a particular director. Stockholder letters are screened, which includes filtering out improper or irrelevant topics such as solicitations, by Company personnel, based on criteria established and maintained by our Corporate Governance and Nomination Committee.

Compensation of Board Members

The compensation of the Company's non-employee directors is described below.

Board Fees.    The Company's non-employee directors are paid the following fees: (i) an annual fee of $40,000; (ii) a meeting fee of $2,500; (iii) for services on the Audit Committee, the Compensation Committee and the Corporate Governance Committee, fees of $2,500, $1,000 and $1,000, respectively, per meeting; (iv) an annual fee payable to the chairperson of each of the Audit Committee, the Compensation Committee and the Corporate Governance Committee of $20,000, $5,000 and $5,000, respectively; and (v) an annual fee payable to the lead independent director of $10,000.

Equity Awards.    Non-employee directors typically receive an annual equity award of options to purchase 4,000 shares of the Company's common stock (the "Director Stock Options"), or instead, at the election of the individual director, a number of shares of restricted Company common stock equal in value to the number of Director Stock Options (based on the binomial value of the Director Stock Options) not taken by such director. No dividend equivalent rights will be issued with respect to the

Director Stock Options granted, although the existing dividend equivalent rights on prior option grants continue to be retained.

Special Services.    From time to time, the Company's non-employee directors may be asked to engage in special director services, whether or not a committee of the board has been formed for such purpose. Such services have included and may include strategic reviews, strategic transaction oversight, independent major litigation oversight and like matters involving substantially greater commitments of time from the relevant directors. In such circumstances, the Committee and Board have determined that the directors engaged in such efforts shall receive a fee of $25,000 per quarter for the duration of such service, and any designated director or committee chair appointed shall receive a quarterly fee of $50,000. Such fees shall be paid whether or not the matter concludes in a transaction or other specific result and may be adjusted upward or downward based on the amount of work required and any other criteria the Committee and Board deem appropriate. Stephan Peers was paid $150,000 in 2008 in connection with services on a special committee of the board. Set forth below is the compensation earned for our non-employee directors during 2008. Messrs. Tomkinson and Ashmore received no additional compensation for their services as directors.

DIRECTOR COMPENSATION FOR 2008

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Total ($)
James Walsh	96,000	10,271	34,429	140,700
Frank P. Filipps	130,000	10,271	34,429	174,700
Stephan R. Peers (3)	278,500	10,271	34,429	323,200
William E. Rose (4)	36,000	-	41,403	77,403
Leigh J. Abrams	132,500	10,271	34,429	177,200

(1)
Represents the dollar amount recognized for financial reporting purposes for the fiscal year ended December 31, 2008, in accordance with SFAS 123(R) (disregarding estimates of forfeitures), and includes amounts from restricted stock awards granted in 2006 and vested in 2008. In August 2006, each director, except Mr. Rose, received a restricted stock award of 310 shares that vests in equal installments over three years. During 2008, a total of 103 shares of the restricted stock award vested leaving 103 unvested shares as December 31, 2008.
(2)
Represents the dollar amount recognized for financial reporting purposes for the fiscal year ended December 31, 2008, in accordance with SFAS 123(R) (disregarding estimates of forfeitures), and includes amounts from option awards granted in 2008 and prior thereto. See Note 13 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion of the relevant assumptions used in calculating these amounts. The grant date fair value of the 2008 option awards for each of Messrs. Walsh, Filipps, Peers and Abrams was $20,060. The aggregate number of option awards outstanding at December 31, 2008 for each of Messer. Walsh, Filipps, and Peers was 17,375 and 16,250 for Mr. Abrams. These awards generally vest annually over a three-year period from the date of grant and expire after four years. On April 28, 2009, each director gave notice of the surrender of 14,000 options and the Board accepted and approved the cancellation of the options, leaving 3,375 options for each of Messers. Walsh, Filipps, and Peers and 2,250 options for Mr. Abrams, all of which have attached DERs.
(3)
Fees paid to Mr. Peers include $150,000 in connection with his service on a special committee of the board.
(4)
William E. Rose did not stand for re-election as a director and his term expired immediately prior to the annual stockholder meeting held in July 2008.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Policies and Objectives

The Compensation Committee of our Board of Directors administers the policies governing our executive compensation program. All issues pertaining to executive compensation are reviewed and approved by the Compensation Committee and, where appropriate, approved by our Board of Directors. The Committee focuses on designing our executive compensation program to achieve the following objectives in a market competitive manner:

  •
  Align the interests of executive officers with those of our stockholders by tying long-term incentive compensation to financial and operations performance and ultimately to the creation of stockholder value.

  •
  Attract and retain high caliber executives by offering total compensation that is competitive with that offered by similarly situated companies and rewarding outstanding personal performance.

  •
  Reflect our corporate goals and objectives.

Since 2007, the Company has been significantly affected by concerns over declining home prices and the general economic environment. These concerns have led to deterioration in the value and quality of the Company's loans held-for-sale and long-term mortgage portfolio, as evidenced by the significant increases in delinquencies, foreclosures and credit losses. Existing conditions are unprecedented and inherently involve significant risks and uncertainty to the Company. In response to the overall market conditions beginning in 2007, the Company discontinued several businesses and continues to adjust its business strategies to adapt to the current business environment. During 2008, the Company's employees reduced from 827 to 127. Due to the uncertainty of both the general economy and with ongoing business operations, the Company has not established new incentive programs for Joseph R. Tomkinson, our CEO, and William S. Ashmore, our President, and other executive officers of Impac. Currently, the Compensation Committee's goal is to provide executive management incentive compensation that will motivate them in the near future to successfully implement the Company's short-term strategies and to preserve, and generate interest income on, the mortgage portfolio and to initiate and generate net earnings from new mortgage-related fee based businesses.

Compensation Decision-Making

General Background.    We rely upon our judgment in making compensation decisions, after reviewing the performance of the Company, including its short- and long-term strategies, current economic and market conditions, and carefully evaluating an executive's performance during the year against established goals, leadership qualities, operational performance, business responsibilities, and career with the Company, current compensation arrangements and long-term potential to enhance stockholder value. Our main objective in establishing compensation arrangements is to set criteria that are consistent with the Company's business strategies. Generally, in evaluating performance, we review the following criteria:

  •
  strategic goals and objectives, such as acquisitions, dispositions or joint ventures;

  •
  individual management objectives for some executives that relate to the Company's strategies;

  •
  achieving specific operational goals for the Company or particular business led by the executive officer, including portfolio management and portfolio earnings; and

  •
  supporting our corporate values by promoting compliance with internal ethics policies and legal obligations.

Our executive compensation program and policies depends on the position and responsibilities for each executive officer but remain consistent with our objectives. We seek to achieve an appropriate mix between guaranteed and at-risk compensation, as well as a balance between cash and equity compensation. Our mix of compensation elements is designed not only to reward past performance, but also to proactively encourage long-term future performance through a combination of cash and equity incentive awards. Although these criteria continue to generally form a basis of the Compensation Committee's decision-making, the events during the past year have altered how the Committee determines compensation for the near future. Due to the change in the Company's business and the economic environment, the function of our executive officers changed from one of seeking growth to one of business survival.

Given this dramatic change in our business operations, the criteria that are used to evaluate performance have also adjusted. Prior to and during a short period of 2008, key financial measurements such as taxable net income (loss), return on equity, common equity distributions, total assets, book value per common share were factors that we used in making compensation decisions. However, in light of the change in our business strategies, the Compensation Committee's focus in 2008 was to provide incentive to the executive officers to ensure the survival of the Company.

Role of Management, Consultants and Peers Groups

In reviewing and making compensation decisions of other executive officers, the Committee has in the past and may in the future consult with the Company's Chief Executive Officer, Joseph R. Tomkinson, President, William S. Ashmore and other executive officers. These officers review the performance of the other executive officers, provide annual recommendations for individual management objectives, and provide input on strategic initiatives. Mr. Tomkinson has also been given authority to negotiate employment terms for executive that report to him within certain parameters as approved by the Compensation Committee.

In some cases, prior to 2008 we have reviewed reports from consultants to assist us in determining appropriate compensation arrangements for executive officers. We also have reviewed publicly available compensation of peer companies with which we compete in various business segments. These companies have included Countrywide Home Loans, IndyMac Bancorp, NovaStar Financial, Inc., Arbor Realty Trust Inc., American Home Mortgage Investment Corp., Annaly Mortgage Management, Inc., Anworth Mortgage Asset Corporation, Capstead Mortgage Corp., Hanover Capital Mortgage Holdings Inc., MFA Mortgage Investments, Inc., Redwood Trust, Inc., Saxon Capital, Inc., and Thornburg Mortgage Asset Corporation., some of which are no longer operating businesses. We believe that prior to 2008, the salaries of our Chief Executive Officer and President fell within the median of the amounts awarded by the peer group companies to their respective officers.

Although the Compensation Committee has explored the use of compensation consultants, and has used compensation consultants in the past, it did not use or rely on reports of compensation consultants during 2008 in connection with determining appropriate compensation and arrangements for Messrs. Tomkinson, Ashmore, Taylor and Morrison due to the uncertainty of the current business environment and the unprecedented interruption of the Company's business model.

Elements of our Executive Compensation Program

Historically and for 2008, our executive compensation program consisted of the following elements:

  (1)
  base salary;

  (2)
  quarterly and annual cash-based incentive compensation;

  (3)
  discretionary bonuses;

  (4)
  stock- based plans and equity awards;

  (5)
  fringe benefits including standard employee health, welfare and retirement benefits; and

  (6)
  severance benefits.

We do not have formal policies relating to the allocation of total compensation among the various elements. However, both management and the Committee believe that the more senior the position an executive holds, the more influence they have over our financial performance. Prior to 2008, it was believed that a greater amount of an officer's compensation should be at-risk based on the Company's performance.

Upon the expiration of the previous 5-year employment agreements with Messrs. Tomkinson and Ashmore as of December 31, 2007 and the change in the mortgage market and the Company's business operations, the Compensation Committee began to analyze the most appropriate mix of compensation for these executive officers. Because the market continued to deteriorate during 2007 and 2008 and had materially changed since the previous employment contracts were approved, the Compensation Committee believes that short-term contracts would be more appropriate in this current market environment. In 2007 and 2008, the Company entered into new employment agreements with the current executive officers and developed new terms, which they believe take into account the current economic environment and the Company's operations. These employment agreements are described below under "Employment Agreements."

Base Salary

The Committee typically sets an executive's base salary with the objective of attracting and retaining highly qualified individuals for the relevant position and rewarding individual performance. When setting and adjusting individual executive salary levels, the Committee considers the relevant established salary range, the executive officer's responsibilities, experience, potential, individual performance, and contribution to the Company. The Committee also considers other factors such as our overall corporate budget for annual merit increases, unique skills, demand in the labor market and succession planning.

In determining the current base salaries for Messrs. Tomkinson and Ashmore, the Compensation Committee considered whether goals and standards should be established. After review of the mortgage market, the efforts needed to succeed in the current market and the need to retain management to ensure the continuation and success of the Company, the Compensation Committee determined that their current salaries remain in place, without any automatic adjustment and that there be no bonus incentives in place for the next two years (2008 and 2009). These shorter agreement terms allow Messrs. Tomkinson and Ashmore a period of time to implement new strategies and goals for the Company and will provide the Compensation Committee the ability to re-evaluate their base salaries in light of the Company's success in the market that will exist at that time. This same approach was also taken for Messers. Taylor and Morrison. Mr. Taylor's base salary was increased as a result of his appointments as interim and then Chief Financial Officer.

Quarterly and Annual Cash-Based Incentive Compensation

Historically, we have used cash-based incentive compensation to emphasize and reward the attainment of certain annual or quarterly financial goals and corporate or individual performance metrics. The objective was to select performance metrics that provide a meaningful measure of our success in implementing our short-term business strategies that yield long-term benefits, such as increasing or maintaining the amount of mortgage loans in the Company's long-term mortgage portfolio, credit quality and portfolio earnings and increasing taxable income and distributions to stockholders.

As discussed above, the change in the mortgage market and related business caused the Compensation Committee to change for 2008 its view of incentive compensation that is based on those factors. Instead, for Messrs. Tomkinson and Ashmore, as the Company is focusing on long-term success through an adverse market, the Compensation Committee believes that quarterly and annual cash-based incentive compensation based on financial performance is no longer appropriate. As such, cash-based incentive compensation was eliminated for Messrs. Tomkinson and Ashmore, Mr. Taylor receives bonuses based on internal management objectives and Mr. Morrison receives a discretionary bonus.

Performance Metrics.    For the first half of 2008 and prior to that time, annual cash incentive awards were typically driven by a combination of taxable net income, return on equity, and production goals. Based on these performance metrics, contractual incentive compensation was directly tied to the Company's financial performance and the Company's success in achieving its goal of providing income for distribution to our stockholders. However, starting in 2008, due to the upheaval in the mortgage markets, these performance metrics were no longer used to determine cash incentive compensation.

We believe that these performance metrics in the past had contributed to our success in meeting our strategic objectives of maintaining and growing our overall business and contributed to the Company's goal to generate consistent and reliable income for distribution to our stockholders primarily from the earnings of our former operating businesses. However, these performance metrics are no longer suitable in the current market and are no longer applicable given that the Company is revoking its REIT status. As such, we currently focus on the accomplishment of individual performance objectives to measure an executive officer's success.

For 2008, in light of the Company's financial condition, neither Mr. Tomkinson nor Mr. Ashmore received any bonus compensation. However, based on the accomplishment of individual management objectives, Mr. Taylor received incentive compensation. Mr. Taylor's incentive compensation, which was initially limited to 50% of his base salary and then increased to 65% in light of his additional responsibilities when he was appointed as Chief Financial Officer in November 2008, is determined and paid on a quarterly basis. In 2008, it was based on internal company goals such as establishing an adequate control environment, and timely filing SEC reports. His 2009 performance objectives have also included completion of annual budgeting and company transactions. Mr. Morrison's bonus compensation is completely discretionary and may be based on his overall annual performance. As a result of the Company's financial condition, Mr. Taylor waived his bonus compensation for the fourth quarter of 2008 and Mr. Morrison waived half of his annual bonus.

Stock-Based Plans and Equity Awards

We believe that long-term performance is aided by the use of stock-based awards which create an ownership culture amongst our executive officers that fosters beneficial, long-term performance by the Company. We have established an equity incentive plan to provide our employees, including our executive officers, as well as our directors and consultants, with incentives to help align their interests with the interests of stockholders. The Compensation Committee believes that the use of stock-based awards promotes our overall executive compensation objectives and expects that stock options will continue to be a significant source of potential compensation for our executives. A substantial majority of our awards are non qualified stock option grants with time-based vesting, and in some cases, in the past, with dividend equivalent rights whereby the participant receives cash payments based on dividends paid on the Company's common stock. In the past, we have granted stock options with performance-based vesting and awards of restricted stock with time-based vesting, and since stock dividends were one of the components that we typically use to measure our performance, we have also granted stock options with DERs and restricted stock awards to align the long-range interest of our executive officers with the interests of our stockholders. However, since the first quarter of 2007, the Company has not declared any cash or stock dividends on its common stock.

The Committee believes granting stock options to our executive officers encourages the creation of long-term value for our stockholders and promotes employee retention and stock ownership, all of which serve our overall compensation objectives. The amount of stock options, DERs or restricted stock that is granted to an officer is determined by taking into consideration the officer's position with IMH, overall individual performance, our performance and an estimate of the long-term value of the award considering current base salary and any cash bonus awarded. Other than the individual limit of 500,000 shares awarded during any fiscal year, we do not have any limit on the amount of options or awards that may be granted to any executive officer. The Compensation Committee determines the appropriate criteria for granting awards to executive officers, which generally includes individual performance, our strategic goals and our financial condition. The exercise price of any stock option issued by us will be the last quoted price on the Pink Sheets on the grant date. The Compensation Committee generally has issued awards under the Company's equity incentive plan once a year.

2008 Grants

The Company made option grants to the executive officers in February 2008 to further incentivize them as the mortgage market continued to deteriorate. Messrs. Tomkinson and Ashmore received the largest awards of 200,000 options each in order to incentivize them to remain with the Company and implement new business strategies. In order to promote retention and provide incentive to build the Company's business, the 2008 option grants vest after two years and expire at the end of five years from the date of grant. Since the time of the 2008 option grants, the price of the Company's common stock has continued to decline so that all outstanding options have prices that are more than the current trading price, which means that all the options are "underwater." On April 28, 2009, each executive officer gave notice of the surrender of their 2008 option grants and the Board accepted and approved the cancellation of the options. Since we do not intend to rely as heavily on cash incentive compensation, we believe that we will continue to award more options in the future to individuals.

Fringe Benefits

Health Benefits

During 2008, we provided the following benefits to all of our U.S. salaried employees, including the Named Executive Officers: medical, dental and prescription coverage, company-paid short- and long- term disability insurance, and paid vacation and holidays.

Retirement Benefits

We maintain the Impac Companies 401(k) Savings Plan for all full time employees, including the executive officers, with at least six months of service. The 401(k) Plan provides that each participant may contribute up to 25% of salary pursuant to certain restrictions. The Company contributes to the participant's plan account at the end of each plan year 50% of the first 4% of salary contributed by a participant. Subject to the rules for maintaining the tax status of the 401(k) Plan, an additional company contribution may be made at our discretion, as determined by the Board of Directors. Contributions made by us to the plan for the years ended December 31, 2008 and 2007 were approximately $200,000 and $487,000, respectively.

Severance

Currently, all the executive officers are entitled to certain severance benefits under the terms of each officer's respective employment agreement, which are on file with the SEC. Severance benefits are intended to ease the consequences of an unexpected or involuntary termination of employment and give the executive an opportunity to find new employment. The severance payments for the executive officers are currently for an 18 month period, and in the case of Mr. Taylor, 12 months. Although the current employment terms for Messrs. Tomkinson and Ashmore are for 2 years, their severance payments periods are also 18 months as the Committee believes that this period is reasonable in light of their positions, value to the Company and length of service. We do not provide for change of control payments. Please see the discussion below entitled "Potential Payments upon Termination and Change-in Control" for a further description of severance payments for each Named Executive Officer.

Perquisites

The Committee typically prefers to compensate our executive officers in cash and equity rather than with perquisites and does not view perquisites as a significant element of our total compensation structure. Executive officers usually receive a car allowance.

Tax and Accounting Implications

Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, publicly-held corporations may not take a tax deduction for compensation in excess of $1 million paid to any of the executive officers named in the Summary Compensation Table during any fiscal year. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements, including compensation based upon performance goals determined by a compensation committee consisting solely of two or more outside directors, the material terms of which are approved by a majority vote of the stockholders prior to the payment of such remuneration. Plus, performance objectives must be established in the first 90 days of the performance period. To maintain flexibility in compensating executives in a manner designed to promote varying corporate goals, the compensation committee has not adopted a policy requiring all compensation to be deductible under 162(m). However, the Compensation Committee considers deductibility under Section 162(m) with respect to compensation arrangements for executives, and to the extent applicable, intends to qualify for the exception under 162(m). The incentive compensation under the new Employment Agreements with each of Messrs. Tomkinson and Ashmore and our 2001 Stock Plan are structured with the intent to meet the compensation deduction under Section 162(m).

The Compensation Committee regularly reviews our compensation programs to determine the deductibility of the future compensation paid or awarded pursuant thereto and will seek guidance with respect to changes to our existing compensation program that will enable IMH to continue to attract and retain key individuals while optimizing the deductibility to IMH of amounts paid as compensation. However, this policy does not rule out the possibility that compensation may be approved that may not qualify for the compensation deduction if, in light of all applicable circumstances, it would be in the best interests of the Company for such compensation to be paid.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations are not yet effective, we believe we are operating in good faith compliance with statutory provisions that were effective on January 1, 2005. When the regulations are finalized, we will assess the impact on our compensation programs and make appropriate amendments.

Accounting for Share-Based Compensation

Beginning on January 1, 2006, we began accounting for our stock option awards in accordance with the requirements of FASB Statement 123R, "Share-Based Payments." Before we grant stock-based compensation awards, we consider the accounting impact of the award as structured and under various other scenarios in order to analyze the expected financial statement impact of the award.

Compensation Committee Report (1)

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis, or CD&A, contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the board of directors that the CD&A be included in this Proxy Statement.

                      Compensation Committee

                      James Walsh (Chairman)
                      Leigh J. Abrams
                      Stephan R. Peers

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Impac Mortgage Holdings, Inc. under the Securities Act or the Exchange Act.

Compensation Committee Interlocks and Insider Participation

During 2008, our compensation committee consisted of Messrs. Walsh, Abrams and Peers. During the fiscal year, no member of the compensation committee was, an officer or employee of IMH, nor was any member of the compensation committee formerly an officer of IMH. No member of the Compensation Committee during our 2008 fiscal year was part of a "compensation committee interlock" as described under SEC rules. In addition, none of our executive officers served as a director or compensation committee member of another entity that would constitute a "compensation committee interlock."

2008 Summary Compensation Table

The following table presents compensation earned by our executive officers for the years ended December 31, 2008, 2007 and 2006 (the "Named Executive Officers"). The compensation of Messrs. Tomkinson, Taylor, Ashmore and Morrison is based on each of their employment agreements in effect during 2008, which are further described below under "Employment Agreements."

Summary Compensation Table for 2008

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)		Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Joseph R. Tomkinson	2008	600,000	-	-		457,746	39,618	1,097,363
Chairman of the Board	2007	613,846	-	163,779		(38,865)	126,280	865,041
and Chief Executive Officer	2006	600,000	-	426,241		32,060	276,301	1,334,602
Todd R. Taylor	2008	277,875	-	91,748	(3)	99,868	30,734	500,222
Executive Vice President and
Chief Financial Officer
William S. Ashmore	2008	500,001	-	-		457,746	31,218	988,964
President of IMH; President	2007	511,538	-	170,290		34,909	105,237	821,975
	2006	500,000	-	443,186		155,622	227,467	1,326,275
Ronald M. Morrison	2008	385,000	96,250	-		122,156	25,433	628,840
General Counsel and Secretary
Andrew McCormick (4)	2008	96,036	-	-		-	6,033	102,069
Former Executive Vice President	2007	358,077	-	675,000		-	33,686	1,066,763
and Chief Investment Officer

(1)
Represents the dollar amount recognized for financial reporting purposes in accordance with SFAS 123(R) (disregarding estimates of forfeitures). See Note 13 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion of the relevant assumptions used in calculating these amounts. The amounts expensed in 2007 reflect a reversal of the expense recognized in prior periods for Messrs. Tomkinson and Ashmore's performance based options, which are described on footnote (1) to the table entitled "Outstanding Equity Awards at December 31, 2008," since the performance goals for 2007 related to those options were not met. The fair value of each performance based option was measured on the date of grant using the same assumptions used to value the service based options, and initially assumed that the performance goals would be achieved. If the goals are not met, no compensation cost is recognized and any recognized compensation cost is reversed. Since the performance goals for those options were not met, the Company reversed all previous expense recorded for those performance based options and is no longer recognizing any further expense related to those options.

(2)
With respect to 2008, includes a car allowance, employer (IMH) 401(k) contributions, and insurance benefits provided by the Company, each of which is set forth in the following table:

All Other Compensation

Name	Car Allowance ($)	IMH 401 K Contributions ($)	Insurance Benefit IMH Portion ($)	Total ($)
Joseph R. Tomkinson	14,400	7,668	17,550	39,618
William S. Ashmore	6,000	7,668	17,550	31,218
Todd R. Taylor	6,000	7,185	17,550	30,734
Ronald M. Morrison	5,000	7,668	12,765	25,433
Andrew McCormick	1,525	-	4,508	6,033

(3)
Up until November 2008, Mr. Taylor's incentive compensation was up to 50% of his base salary and then was increased to 65% when he was appointed as Chief Financial Officer. However, Mr. Taylor waived his incentive bonus for the fourth quarter of 2008.
(4)
Mr. McCormick joined the Company in November 2006, and was not a Named Executive Officer in 2006. He departed the Company as of March 31, 2008.

Grants of Plan-Based Awards for 2008

The following table sets forth non-equity plan awards and the grants of options to the named executive officers during 2008.

GRANTS OF PLAN-BASED AWARDS FOR 2008

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)
						Exercise or Base Price of Option Awards ($/SH)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Option Awards: Number of Securities Underlying Options (#)(2)		Grant Date Fair Value of Stock and Option Awards ($)
Joseph R. Tomkinson	2/12/2008	-	-	-	200,000	13.30	1,551,800
Todd R. Taylor	2/12/2008	- 67,568	- 91,748	- 135,136	25,000 -	13.30 -	193,975 -
William S. Ashmore	2/12/2008	-	-	-	200,000	13.30	1,551,800
Ronald M. Morrison	2/12/2008	-	-	-	30,000	13.30	232,770
Andrew McCormick (3)	2/12/2008	-	-	-	40,000	13.30	532,000

(1)
Pursuant to his employment agreement, Mr. Taylor received an incentive bonus of up to 50% of his base salary, or up to $140,000, until November 2008 and thereafter was eligible to receive up to 65% of his base salary. The bonus is paid quarterly based on the achievement of mutually agreed management by objectives ("MBOs"). The bonus is prorated if all MBOs are not attained, but there is no bonus if at least 50% of the MBOs are not obtained. Mr. Taylor waived his incentive bonus for the fourth quarter of 2008. The target amount is the amount received for 2008.
(2)
These options vested over a two year period and terminated five years after the date of grant. On April 28, 2009, the executive officers gave notice of the surrender of these options and the Board accepted and approved the cancellation of the options.
(3)
All options were canceled in connection with Mr. McCormick's departure from the Company.

Outstanding Equity Awards at December 31, 2008

The following table sets forth the outstanding stock options for each of our named executive officers as of December 31, 2008. As of April 27, 2009, the Company's common stock was quoted at $0.51, which means that all the options set forth below are "underwater."

OUTSTANDING OPTION AWARDS AT DECEMBER 31, 2008

	OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Joseph R. Tomkinson	-	200,000	(8)	13.30	2/12/2013
	24,000	-	(4)	41.80	3/27/2011
	-	7,500	(1)	99.40	8/18/2010
Todd R. Taylor	-	25,000	(8)	13.30	2/12/2013
	1,666	3,334	(7)	25.60	9/27/2011
	3,333	1,667	(3)	99.40	8/18/2010
	2,500	-	(2)	137.60	8/12/2009
William S. Ashmore	-	200,000	(8)	13.30	2/12/2013
	20,000	-	(4)	41.80	3/27/2011
	-	7,500	(1)	99.40	8/18/2010
Ronald M. Morrison	-	30,000	(8)	13.30	2/12/2013
	4,000	-	(6)	217.7	6/22/2014
	5,500	-	(5)	76.00	12/18/2011
	500	-	(4)	41.80	3/27/2011
	5,000	2,500	(3)	99.40	8/18/2010
	5,000	-	(2)	137.60	8/12/2009

(1)
On August 18, 2006, the Compensation Committee of the Board of Directors approved performance criteria for the 22,500 performance based options granted to each of Joseph R. Tomkinson and William S. Ashmore. The awards vested in one-third increments if the Company meets specified estimated taxable income targets over each of the three 12-month periods ending June 30, 2009. The options expired four years from the date of grant. If a portion of an award did not vest, the failure of that portion to vest would not affect the vesting of earlier or subsequent portions. On April 28, 2009, the executive officer gave notice of the surrender of these options and the Board accepted and approved the cancellation of the options.
(2)
These awards were granted on 8/12/2005, vested over a three year period and terminated four years after the date of grant. On April 28, 2009, the executive officer gave notice of the surrender of these options and the Board accepted and approved the cancellation of the options.
(3)
These awards were granted on 8/18/2006, vested over a three year period and terminated four years after the date of grant. On April 28, 2009, the executive officer gave notice of the surrender of these options and the Board accepted and approved the cancellation of the options.
(4)
These awards, which include DERs, were granted on 3/27/2001, vested on the grant date and terminate ten years after that date.
(5)
These awards, which include DERs, were granted on 12/18/2001, vested on the grant date and terminate ten years after that date.

(6)
These awards, which include DERs, were granted on 6/22/2004, vested on the grant date and terminate ten years after that date.
(7)
These awards were granted on 9/27/2007, vested over a three year period and terminated four years after the date of grant. On April 28, 2009, the executive officer gave notice of the surrender of these options and the Board accepted and approved the cancellation of the options.
(8)
These awards were granted on 2/12/2008, vested over a two year period and terminated five years after the date of grant. On April 28, 2009, the executive officer gave notice of the surrender of these options and the Board accepted and approved the cancellation of the options.

Option Exercise and Stock Vested for 2008

There were no option exercises or stock vesting during 2008 for the Named Executive Officers.

Employment Agreements

Joseph R. Tomkinson, Chief Executive Officer, and William S. Ashmore, President

On June 11, 2008, Messrs. Tomkinson and Ashmore executed new employment agreements, effective as of April 1, 2008 (the "Employment Agreements"). Each of the Employment Agreements has a term from January 1, 2008 through December 31, 2009, unless terminated earlier, and automatically renew for an additional two years unless the Company provides notice of non-renewal between July 15 and August 15, 2009.

Base Salary, Discretionary Bonus and Other Compensation.    Mr. Tomkinson's and Mr. Ashmore's base salary is $600,000 and $500,000 per year, respectively, with no automatic adjustments, and each officer is eligible to receive cash or stock bonuses in the sole discretion of the Board of Directors. Messrs. Tomkinson and Ashmore are also eligible to receive paid vacation, an annual car allowance of $12,000, and participate in health and other benefit plans and will be reimbursed for reasonable and necessary business and entertainment expenses. Each officer is prohibited, without approval from the Board of Directors, from receiving compensation, directly or indirectly, from any companies with whom the Company or any of its affiliates has any financial, business, or affiliated relationship.

Severance Compensation.    If Mr. Tomkinson's or Mr. Ashmore's employment is terminated for any reason, other than without cause or good reason, each will be entitled to receive his base salary prorated through the termination date, any expense reimbursement due and owing for reasonable and necessary business and entertainment expenses, and accrued vacation benefits. If termination is due to death or the executive officer is declared legally incompetent, then such officer will also receive six additional months of his base salary. If either officer is terminated without cause or resigns with good reason, he will also receive 18 months of his base salary, along with health benefits, to be paid out over an 18 month period. Termination with cause includes conviction of a crime of dishonesty or a felony with certain penalties, substantial failure to perform duties after notice, willful misconduct or gross negligence, or material breach of the employment agreement. Good reason includes material changes to employee's duties, relocation, without his prior written consent, of the place of principal performance of such executive's responsibilities and duties to a location more than 65 miles away, the Company's material breach of the employment agreement and failure by the Company to obtain from any acquirer of the Company an agreement to assume the employment agreement. Each executive officer has agreed not to compete with the Company during the 18 months that severance payments are made, provided that the agreement not to compete will be waived if the executive officer foregoes the severance compensation.

Change of Control.    The Employment Agreements will not be terminated by merger, an acquisition by another entity, or by transferring of all or substantially all of the Company's assets. In the event of any such change of control, the surviving entity or transferee would be bound by the employment agreements.

Guarantees.    Because IMH will receive direct and indirect benefits from the performance of each officer under the Employment Agreements, IMH entered into guaranties also effective as of April 1, 2008, in favor of each officer. Under the terms of each guaranty, IMH promises to pay any and all obligations owed to the officers in the event of default by IFC.

Todd R. Taylor, Chief Financial Officer

Effective October 1, 2007, IMH and Todd R. Taylor entered into an employment agreement, which terminates on October 1, 2009, unless terminated earlier.

Base Salary, Bonus Incentive and Other Compensation.    Pursuant to the current terms of the employment agreement, Mr. Taylor receives a base salary of $300,000 per year, subject to cost of living increases, and he is also eligible to receive incentive bonus of up to 65% of his base salary paid quarterly based on the achievement of mutually agreed management by objectives ("MBOs"). The bonus is prorated if all MBOs are not attained, but not eligible if at least 50% of the MBOs are not obtained. Mr. Taylor is also eligible to receive an annual car allowance of $6,000, paid vacation and to participate in health and other benefit plans. Mr. Taylor is prohibited, without prior approval of the Board of Directors, from receiving compensation, directly or indirectly from any companies with whom IMH or any of its affiliates has any financial, business or affiliated relationship.

Severance Compensation.    If Mr. Taylor's employment is terminated for any reason, other than by the Company for good reason, Mr. Taylor will receive his base salary and accrued vacation benefits prorated through the termination date. If Mr. Taylor is terminated by IMH (for any reason) or resigns with good reason, he will receive 12 months of his base salary and health benefits, to be paid out proportionally over a 12 month period. Good reason includes material changes to employee's duties and the Company's material breach of the employment agreement, including reduction of base salary, without employee's consent. Unless Mr. Taylor foregoes the severance compensation, he has agreed not to compete with the Company for 12 months after termination by the Company or if he resigns for good reason.

Change of Control.    The employment agreement will not be terminated by merger, an acquisition by another entity, or by transferring of all or substantially all of the Company's assets. In the event of any such change of control, the surviving entity or transferee, will be bound by the employment agreement.

Ronald M. Morrison, Executive Vice President and General Counsel

Effective June 1, 2006, the Company and Ronald M. Morrison entered into an employment agreement, which expires on May 31, 2009, unless terminated earlier.

Base Salary, Discretionary Bonus and Other Compensation.    Pursuant to the terms of the employment agreement, Mr. Morrison receives a base salary of $385,000 per year and he is eligible to receive an annual discretionary bonus of up to 50% of his base salary. Mr. Morrison is also eligible to receive an annual car allowance of $6,000 and paid vacation. Mr. Morrison is prohibited, without prior approval of the Board of Directors, from receiving compensation, directly or indirectly, from any companies with whom IFC or any of its affiliates has any financial, business or affiliated relationship.

Severance Compensation.    If Mr. Morrison's employment is terminated for any reason, other than without cause or good reason, Mr. Morrison will receive his base salary, bonus incentive compensation and accrued vacation benefits prorated through the termination date. If Mr. Morrison is terminated without cause or resigns with good reason, he will receive, in addition to his base salary, bonus incentive compensation and accrued vacation benefits prorated through the termination date, 18 months of his base salary along with health benefits, to be paid out proportionally over an 18 month period. Termination with cause includes conviction of a crime of dishonesty, a felony with certain penalties, disbarment or suspension of his license to practice law for more than 30 days, substantial failure to perform duties after notice, willful misconduct or gross negligence, or material breach of the employment agreement. Good reason includes material changes to employee's duties, relocation of the Company's business by more than 65 miles without employee's consent, the Company's material breach of the employment agreement or, in the event of a change of control, the acquiring company fails to assume the agreement. Mr. Morrison has agreed not to compete with the Company or any of its affiliates during the 18 months that severance payments are made, provided that the agreement not to compete will be waived if Mr. Morrison foregoes the severance compensation.

Change of Control.    The employment agreement will not be terminated by merger, an acquisition by another entity, or by transferring of all or substantially all of the Company's assets. In the event of any such change of control, the surviving entity or transferee, will be bound by the employment agreement.

Guaranty.    Because IMH will receive direct and indirect benefits from the performance of Mr. Morrison under the employment agreement, IMH entered into a guaranty in favor of Mr. Morrison. Under the terms of the guaranty, IMH promises to pay any and all obligations owed to Mr. Morrison in the event of default by IFC. The employment agreement will not be terminated by merger, an acquisition by another entity, or by transferring all or substantially all of IFC's assets. In the event of any such change of control, the surviving entity or transferee, will be bound by the employment agreement.

Potential Payments upon Termination and Change-in-Control

Based on the termination provisions of their applicable employment agreements, if each Named Executive Officer was terminated without cause or resigned for good reason as of December 31, 2008, they would have received the following aggregate payments:

Continuation of Benefits

Name	Cash Severance ($)	(#MO)	($) (1)	Total ($)
Joseph R. Tomkinson	900,000	18	26,900	926,900
William S. Ashmore	750,000	18	26,900	776,900
Todd R. Taylor	300,000	12	17,933	317,933
Ronald Morrison	577,500	18	26,900	604,400

(1)
Represents dollar value of health insurance benefit that would be paid by the Company during the continuation period.

None of the Named Executive Officers would receive payments upon a change-on-control.

Equity Compensation Plan Information

Our current stock plan consists of our 2001 Stock Option, Deferred Stock and Restricted Stock Plan, which was approved by our stockholders on July 25, 2001. Our 2001 Stock Plan authorizes our Board of Directors to grant awards that include incentive stock options as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options, deferred stock, non-vested stock and dividend equivalent rights.

The following table summarizes our equity compensation plan information as of December 31, 2008 with respect to outstanding awards and shares remaining available for issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options (A)	Weighted-average exercise price of outstanding options (B)	Number of securities remaining available for future issuance (excluding securities in col A) (C) (1)
Equity compensation plans approved by stockholders	1,140,186	37.18	53,414
Equity compensation plans not approved by stockholders	-	-	-

Total	1,140,186	37.18	53,414

(1)
The 2001 Stock Plan contains a provision whereby on January 1st of each year the maximum number of shares of stock may be increased by an amount equal to the lesser of (a) 3.5% of the total number of shares of stock outstanding on such anniversary date, and (b) a lesser amount as determined by the Board of Directors; provided, further, that of such amount the maximum aggregate number of ISOs shall be increased on January 1st of each year to the lesser of (a) 3.5% of the total number of shares of stock outstanding on such anniversary date, and (b) 3.5% of the total number of shares of stock outstanding on the effective date of the plan. Pursuant to this provision, subsequent to December 31, 2008, the number of shares authorized for issuance under the 2001 Stock Plan increased by 266,634. On April 28, 2009, an aggregate of 581,000 options were cancelled becoming available again for future issuance so that as of that date, there was a total of 901,048 shares reserved for future issuance.

Stock Option, Deferred Stock and Restricted Stock Plans

2001 Stock Plan

Our 2001 Stock Option, Deferred Stock and Restricted Stock Plan (the "2001 Stock Plan") provides for the grant of Incentive Stock Options that meet the requirements of Section 422 of the Code, Non-qualified Stock Options, deferred stock and restricted stock awards and dividend equivalent rights.

1995 Stock Plan

The 1995 Stock Option, Deferred Stock and Non-vested stock Plan expired in August 2005. As of March 31, 2009, options to purchase 67,500 shares were outstanding. In the event of a change in control, all stock options will fully vest and the value of all such awards will be cashed out by payment of cash or other property, as determined by the Administrator, on the basis of a "change of control price."

401(k) Plan

During 2008, we participated in the Impac Companies 401(k) Savings Plan for all full time employees with at least six months of service, which is designed to be tax deferred in accordance with the provisions of Section 401(k) of the Internal Revenue Code. The 401(k) Plan provides that each participant may contribute from 1% to 25% of his or her salary pursuant to certain restrictions or up to $15,500 annually for 2008. We will contribute to the participant's plan account at the end of each plan year 50% of the first 4% of salary contributed by a participant. Under the 401(k) Plan, employees may elect to enroll on the first day of any month, provided that they have been employed for at least six months. Subject to the rules for maintaining the tax status of the 401(k) Plan, an additional company contribution may be made at our discretion, as determined by the Board of Directors. The discretionary contributions made to the plan vest over a three year period. We recorded approximately $200,000 for matching and discretionary contributions during 2008.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of our Board of Directors is responsible for providing independent, objective oversight of our accounting functions and internal control over financial reporting. The Audit Committee is currently comprised of three directors. The Audit Committee operates under a written audit committee charter, which was amended and restated and approved by the Board of Directors on January 26, 2009.

Management is responsible for our internal control over financial reporting and financial reporting process. Squar, Milner, Peterson, Miranda & Williamson, LLP, or Squar Milner, the independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements, as well as the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue separate reports thereon. The Audit Committee's responsibility is to monitor and oversee these management processes and related independent audits.

In connection with these responsibilities, the Audit Committee met with management and Squar Milner to review and discuss the December 31, 2008 financial statements. The Audit Committee also discussed with Squar Milner the matters required by Statement on Auditing Standards ("SAS") No. 61 (Communication with Audit Committees) as may be modified or supplemented.

In addition, the Audit Committee also received written disclosures and the letter from Squar Milner required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, which superseded Independence Standards Board ("ISB") Standard No. 1 (Independence Discussions with Audit Committees) and ISB Interpretations 00-1 and 00-2, which requires the written disclosure of all relationships between us and our independent registered public accounting firm that, in the independent registered public accounting firm's professional judgment, may reasonably be thought to bear on independence and confirmation that, in its professional judgment, it is independent of the Company that it is auditing.

The Audit Committee has also reviewed the non-audit fees described below and has concluded that the amount and nature of those fees is compatible with maintaining Squar Milner's independence.

Based on the Audit Committee's discussions with management, review of Squar Milner's letter and discussions with Squar Milner, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC.

Audit Committee
Frank P. Filipps Leigh J. Abrams Stephan R. Peers

INFORMATION REGARDING INDEPENDENT PUBLIC AUDITOR

Changes in Certifying Accountant

We engaged Squar Milner as our independent registered public accounting firm on November 17, 2008 upon our dismissal of our previous independent registered public accounting firm, Ernst & Young LLP. The decision to dismiss Ernst & Young LLP and engage Squar Milner was approved by the Company's Audit Committee.

The reports of Ernst & Young on the financial statements of the Company for the years ended December 31, 2007 and 2006 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from January 1, 2006 through the date of Ernst & Young's dismissal, there have been no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young would have caused it to make reference to the subject matter of such disagreements in their reports on the financial statements for such years. Further, there have been no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K), except for the following: a) as previously disclosed by the Company in its Annual Report on Form 10-K for the year ended December 31, 2007, Ernst & Young reported that the Company did not maintain effective internal control over financial reporting as of December 31, 2007 because of the effect of a material weakness in controls related to the Company's financial statement close process that existed as of December 31, 2007; and b) as previously disclosed by the Company in its Annual Report on Form 10-K for the year ended December 31, 2006, Ernst & Young reported that the Company did not maintain effective internal control over financial reporting as of December 31, 2006 because of the effect of a material weakness in controls over the preparation, review, presentation and disclosure of amounts included in the Consolidated Statements of Cash Flows.

Neither the Company nor anyone acting on its behalf consulted with Squar Milner during the period from January 1, 2006 through the date of Ernst & Young's dismissal regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

A representative of Squar Milner is expected to be present at the meeting, will have the opportunity to make a statement and is expected to be available to answer appropriate questions.

Principal Accountant Fees and Services

In November 2008, we engaged Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company's new independent registered public accounting firm to audit our financial statements for the year ending December 31, 2008. Ernst & Young LLP served as our independent auditors for our financial statements for the year ended December 31, 2007. The following table sets forth the aggregate fees billed to us by

Squar Milner for the year ended December 31, 2008 and by Ernst & Young LLP for the year ended December 31, 2007.

	For the Year Ended December 31,
	2008 (1)	2007 (2)
Audit fees	$469,800	$3,315,791
Audit-related fees	64,800	205,680
Tax fees	-	112,078
All other fees	20,000	-

Total	$554,600	$3,633,549

(1)
During the year ended December 31, 2008, audit-related fees include fees for an examination under section 1122 of Regulation AB for loan servicing as well as a separate examination of certain requirements of our master servicing policies and procedures. All other fees include fees for consultation relating to our internal control over financial reporting.
(2)
During the year ended December 31, 2007, audit-related fees include fees for structured finance assistance, audit of 401(k) plan and audit of master servicing policies and procedures. Tax fees included fees for preparation of tax returns and for tax consulting.

Pre-Approval Policies and Procedures for Audit and Non-Audit Services

The Audit Committee pre-approves all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members of the Audit Committee when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. In pre-approving the services in 2008 and 2007 under audit related fees, tax fees or all other fees, the Audit Committee did not rely on the de minimis exception to the SEC pre-approval requirements.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of such securities with the SEC. Directors, executive officers and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to us during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent stockholders were satisfied by such persons.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no transactions since the beginning of the Company's last fiscal year, nor are there any currently proposed transactions, in which the Company was or is a participant and in which any related person (as defined in the SEC's rules) had or will have a direct or indirect material interest.

Policies and Procedures

Pursuant to our Code of Business Conduct and Ethics, directors and officers must notify the General Counsel or the Chairman of our Audit Committee of the existence of any actual or potential conflict of interest. The Audit Committee, as described in its charter, reviews reports and disclosures of insider and affiliated party transactions or other conflicts of interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of the April 28, 2009 (taking into account cancellation of certain outstanding options) by (i) each director, (ii) each Named Executive Officer, (iii) each person known to us to beneficially own more than five percent of our common stock, and (iv) all directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Joseph R Tomkinson (2)	60,375	*
William S Ashmore (3)	34,462	*
Ron Morrison (4)	14,892	*
James Walsh (5)	6,222	*
Stephan R Peers (6)	4,918	*
Frank P Filipps (7)	4,185	*
Leigh J Abrams (8)	3,960	*
Todd R. Taylor	126	*
Directors and executive officers as a group (8 persons) (9)	129,140	1.7%

(1)
Except as otherwise noted, all named beneficial owners can be contacted at 19500 Jamboree Road, Irvine, California 92612.
(2)
Includes (i) options to purchase 24,000 shares that are exercisable or exercisable within 60 days of April 28, 2009 and (ii) 28,521 shares held in trust with Mr. Tomkinson as trustee.
(3)
Includes (i) options to purchase 20,000 shares that are exercisable or exercisable within 60 days of April 28, 2009 and (ii) 7,967 shares held in trust with Mr. Ashmore as trustee.
(4)
Includes options to purchase 10,000 shares that are exercisable or exercisable within 60 days of April 28, 2009.
(5)
Includes options to purchase 3,375 shares that are exercisable or exercisable within 60 days of April 28, 2009.
(6)
Includes options to purchase 3,375 shares that are exercisable or exercisable within 60 days of April 28, 2009.
(7)
Includes options to purchase an aggregate of 3,375 shares that are exercisable or exercisable within 60 days of April 28, 2009.
(8)
Includes options to purchase an aggregate of 2,250 shares that are exercisable or exercisable within 60 days of April 28, 2009.
(9)
Includes options to purchase an aggregate of 66,375 shares that are exercisable or exercisable within 60 days of April 28, 2009.

STOCKHOLDER PROPOSALS

Proposals to be Included in Proxy Statement

Stockholders are hereby notified that if they wish a proposal to be included in our proxy statement and form of proxy relating to the 2010 annual meeting of stockholders, they must deliver a written copy of their proposal no later than January 18, 2010. If the date of next year's annual meeting is changed by more than 30 days from the date of this year's meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Securities Exchange Act of 1934, in order to be included in our proxy materials.

Proposals to be Submitted for Annual Meeting

Stockholders who wish to submit a proposal for consideration at our 2010 annual meeting of stockholders, but who do not wish to submit the proposal for inclusion in our proxy statement pursuant to Rule 14a-8 under the Exchange Act, must, in accordance with our bylaws, deliver a copy of their proposal no later than the close of business on the 60th day prior to the first anniversary of this annual meeting, nor earlier than the 90th day prior to the first anniversary of this annual meeting. Any stockholder submitting a proposal must provide a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial holder, if any, on whose behalf the proposal is made. The stockholder and the beneficial owner, if any, on whose behalf the proposal is made must provide their name and address as it appears on the books of the company and the class and number of shares of the company which are beneficially owned and of record. Furthermore, such stockholder must promptly provide any other information reasonably requested by the Company.

In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year's annual meeting, then notice must be delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Public announcement means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Mailing Instructions

In each case, proposals should be delivered to 19500 Jamboree Road, Irvine, California 92612, Attention: Ronald M. Morrison, Secretary. To avoid controversy and establish timely receipt by us, it is suggested that stockholders send their proposals by certified mail return receipt requested.

OTHER BUSINESS

The Board of Directors does not know of any other matter to be acted upon at the Meeting. However, if any other matter shall properly come before the Meeting, the proxy holders named in the proxy accompanying this proxy statement will have authority to vote all proxies in accordance with their discretion.

By Order of the Board of Directors

Ronald M. Morrison, Secretary

Dated: April 30, 2009
Irvine, California

 IMPAC MORTGAGE HOLDINGS, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 21, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder(s) of Impac Mortgage Holdings, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 30, 2009, and hereby appoints Todd R. Taylor and Ronald M. Morrison, or either of them acting singly in the absence of the other, with full power of substitution, as attorneys-in-fact and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Impac Mortgage Holdings, Inc. to be held on July 21, 2009, at 9:00 a.m., Pacific Daylight Time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED "FOR" ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

(continued, and to be signed and dated, on reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

IMPAC MORTGAGE HOLDINGS, INC.

July 21, 2009, 9:00 a.m., Pacific Daylight Time

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

v Please detach along perforated line and mail in the envelope provided. v

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.	Election of Directors	FOR ALL THE NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)	NOMINEE:

		☐	☐	☐	☐ Joseph R. Tomkinson ☐ William S. Ashmore ☐ James Walsh ☐ Frank P. Filipps ☐ Stephan R. Peers ☐ Leigh J. Abrams

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and check the box next to each nominee(s) you wish to withhold, as shown here: ☒

Each of the persons named as proxies herein are authorized, in such person's discretion, to vote upon such other matters as may properly come before the Annual Meeting, or any adjournments thereof.

To change the address on your account, please check
the box at right and indicate your new address in the
address space above. Please note that changes to the
registered name(s) on the account may not be submitted
via this method. ☐

           Please check here if you plan to attend the meeting.                                  ☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

MPAC MORTGAGE HOLDINGS, INC. 19500 Jamboree Road, Irvine, CA. 92612 949-475-3722
PROPOSAL NO. 1 ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
Summary Compensation Table for 2008
GRANTS OF PLAN-BASED AWARDS FOR 2008
OUTSTANDING OPTION AWARDS AT DECEMBER 31, 2008
Continuation of Benefits
REPORT OF THE AUDIT COMMITTEE
INFORMATION REGARDING INDEPENDENT PUBLIC AUDITOR
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
STOCKHOLDER PROPOSALS
OTHER BUSINESS
IMPAC MORTGAGE HOLDINGS, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 21, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS OF IMPAC MORTGAGE HOLDINGS, INC. July 21, 2009, 9:00 a.m., Pacific Daylight Time